SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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COMMONWEALTH BIOTECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMONWEALTH BIOTECHNOLOGIES, INC.

601 Biotech Drive, Richmond, Virginia 23235

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of	April 15, 2004
Commonwealth Biotechnologies, Inc.	Richmond, Virginia

The Annual Meeting of Shareholders of Commonwealth Biotechnologies, Inc. (the “Company”) will be held at the Company’s headquarters at 601 Biotech Drive, Richmond, Virginia 23235, on May 14, 2004 at 11 o’clock a.m. local time (the “Annual Meeting”), for the following purposes:

1. To elect (a) two Class I Directors, each to serve for a term of three years in his class and until his successor is duly elected and qualified, and (b) one Class II Director to serve for a term of two years in his class and until his successor is duly elected and qualified.

2. To approve an amendment to the Company’s 2002 Stock Incentive Plan increasing the total number of shares of the Company’s Common Stock, without par value per share (the “Common Stock”), authorized for issuance by 300,000 shares, so that the total number of shares of Common Stock authorized for issuance under the Plan will be 600,000 shares.

3. To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to authorize a new class of undesignated preferred stock, without par value per share, consisting of 100,000 shares of preferred stock.

4. To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.

5. To transact such other business as may come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 15, 2004 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE ANNUAL MEETING OR, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors,

/s/ Thomas R. Reynolds
Thomas R. Reynolds, Secretary

ANNUAL MEETING

OF

COMMONWEALTH BIOTECHNOLOGIES, INC.

601 Biotech Drive, Richmond, Virginia 23235

PROXY STATEMENT

April 15, 2004

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Commonwealth Biotechnologies, Inc. (the “Company”) of proxies to be voted at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 14, 2004, or at any adjournment thereof. The purposes for which the Annual Meeting is to be held are set forth in the preceding Notice of Annual Meeting. This Proxy Statement and the enclosed form of proxy are first being mailed on or about April 15, 2004, to holders of record of the Company’s Common Stock, without par value per share (the “Common Stock”), as of the close of business on March 15, 2004 (the “Record Date”), which has been fixed as the Record Date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.

VOTING RIGHTS

Only holders of record of Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, 2,668,951 shares of the Common Stock were issued, outstanding and entitled to vote. Each holder of Common Stock of record is entitled to cast, in person or by proxy, one vote for each share of the Common Stock held by such stockholder as of the close of business on the Record Date.

A plurality of the votes cast of the holders of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting shall be necessary to elect the nominated directors. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting shall be necessary to approve the amendment of the Company’s 2002 Stock Plan, the amendment of the Company’s Amended and Restated Articles of Incorporation and the selection of the independent auditors.

A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for the purpose of determining a quorum. Abstentions and broker non-votes will not be counted as a vote for or against these proposals.

Proxies will be voted as indicated in this Proxy Statement and the enclosed proxy. Shares presented by properly executed proxies, if received in time, will be voted in accordance with any specifications made therein. A proxy may be revoked by delivering a written notice of revocation to the Company (Attention: Thomas R. Reynolds, Secretary) at its principal executive office or in person at the Annual Meeting, or by a subsequently dated proxy, at any time prior to the voting thereof. Attendance at the Annual Meeting will not, by itself, revoke a proxy. The principal executive office of the Company is located at 601 Biotech Drive, Richmond, Virginia 23235.

Each of the persons who has served as a director or as an executive officer of the Company since January 1, 2003 (i.e., the beginning of the last fiscal year of the Company), including the persons nominated for election as Class I and Class II Directors at the Annual Meeting, has no substantial interest, direct or indirect, by security holdings or otherwise, in any of the proposals submitted to a vote at the Annual Meeting (as described above), other than, if he is the nominee for election as a Class I or Class II Director, in the election of himself as a Class I or Class II Director, and in the future, potential award of stock options and/or restricted stock grants pursuant to the Company’s 2002 Stock Incentive Plan.

PROPOSAL ONE:

ELECTION OF TWO CLASS I DIRECTORS AND ONE CLASS II DIRECTOR

Nominees for election as Class I directors to serve three-year terms expiring in 2007:

THOMAS R. REYNOLDS - Executive Vice President, Secretary, Director and Founder

Age - 41

Director since 1992

Mr. Reynolds currently serves the Company as an Executive Vice President for Science and Technology and a director. He assumed the role of the Company’s Secretary in 1998. From the founding of the Company in 1992 until 1997, Mr. Reynolds served as a Senior Vice President of the Company. From 1987 until 1997, Mr. Reynolds served as the Manager of the Nucleic Acids Core Laboratory at The Massey Cancer Center at Virginia Commonwealth University (“VCU”). Mr. Reynolds received a bachelor’s degree in Biology from the Pennsylvania State University.

JAMES D. CAUSEY

Age - 51

Director Nominee

Mr. Causey is currently a consultant in the publishing industry. From 1999 to 2003, Mr. Causey served as the chief executive officer of Sabot Publishing, a Richmond, Virginia based publisher of leading special interest publications. Mr. Causey received a master’s degree in business from the University of Maryland.

Nominee for election as a Class II director to serve a two-year term expiring in 2006:

PETER C. EINSELEN

Age - 64

Director Nominee

Mr. Einselen previously served as a director of the Company from 1997 to 2000. Mr. Einselen has served as Senior Vice President of Anderson & Strudwick Incorporated, a brokerage firm since 1990. From 1983 to 1990, Mr. Einselen was employed by Scott & Stringfellow, Incorporated, a brokerage firm in Richmond, Virginia. Mr. Einselen serves on the Board of Directors of AutoInfo, Inc.

Class II Directors whose terms continue until 2005:

ROBERT B. HARRIS, PH.D. - President, Chief Executive Officer, Director and Founder

Age - 52

Director since 1992

Since founding the Company in 1992, Dr. Harris has served as the President and a director of the Company. He also assumed the position of Chief Executive Office in 2002. Until 1997, Dr. Harris was employed in the Department of Biochemistry and Molecular Biophysics at VCU, first as an Assistant, then Associate and finally a full Professor. Dr. Harris received a joint bachelor’s degree in Chemistry and Biology from the University of Rochester, and a master’s degree and a doctorate degree in Biochemistry/Biophysical Chemistry from New York University.

SAMUEL P. SEARS, JR. - Director

Age - 60

Director since 2001

Since March 1999, Mr. Sears has been in private practice as an attorney and has been providing business consulting services. From December 1998 through February 1999, Mr. Sears served as Vice Chairman of American Prescription Providers, Inc., a specialty pharmacy network offering prescriptions and nutriceuticals to patients with chronic diseases. From 1995 through May 1998, Mr. Sears was Chief Executive Officer and Chairman of Star Scientific, Inc., a tobacco company focusing on demonstrating the commercial viability of potentially less harmful tobacco products. Mr. Sears is a graduate of Harvard College and Boston College Law School.

Class III Directors whose terms continue until 2005:

RICHARD J. FREER, PH.D. - Chairman of the Board, Chief Operating Officer, Director and Founder

Age - 61

Director since 1992

Since founding the Company in 1992, Dr. Freer has served as the Chairman of the Board and a director of the Company. He assumed the role of Chief Operating Officer in 2002. From 1975 until 1997, Dr. Freer was employed in the Department of Pharmacology and Toxicology at VCU, first as an Associate Professor and then a full Professor. In addition, from 1988 through 1995, Dr. Freer was first Director and then Chair of the Biomedical Engineering Program. From 1996 through 1997, Dr. Freer served as Professor in VCU’s Department of Biochemistry and Molecular Biophysics. Dr. Freer received a bachelor’s degree in Biology from Marist College and a doctorate degree in Pharmacology from Columbia University.

DONALD A. MCAFEE, PH.D. - Director

Age - 62

Director since 2001

Dr. McAfee has been a scientist and manager in academia and industry for more than 40 years. He was a co-founder, Chief Technical Officer, and a Director of Aderis Pharmaceuticals, Inc. (formerly Discovery Therapeutics, Inc.), a clinical stage pharmaceutical company. Before organizing Discovery Therapeutics in 1994, Dr. McAfee served for eight years as Vice President, Research, at Whitby Research, Inc., Richmond, Virginia (formerly Nelson Research and Development, Irvine, California), managing drug discovery programs. Prior to entering industry, Dr. McAfee served as Chairman of the Division of Neurosciences at the Beckman Research Institute (City of Hope), Duarte, California, and held faculty appointments at the Yale University School of Medicine and the University of Miami School of Medicine. Dr. McAfee earned his Ph.D. in Physiology at the University of Oregon School of Medicine, and has authored more than 100 articles and book chapters in neuroscience and pharmacology. He is currently an adjunct professor at the Medical College of Virginia and a Director of the Virginia Biotech Association, an industry advocacy group.

The Board of Directors recommends that shareholders vote FOR the election of all of the proposed Class I and Class II nominees to the Board of Directors.

Family Relationships of Directors, Nominees and Executive Officers

There are no family relationships among the Company’s directors, executive officers or the director nominees.

Committees and Board Meetings

The Company’s Board of Directors held four meetings during the fiscal year ended December 31, 2003. In 2003, all incumbent directors attended at least 75% of the meetings of the Board and each committee of the Board on which such directors served at the time of such meeting. In 2003, the Board continued its practice of having nonemployee directors meet in executive session (without management present) as part of each regularly scheduled Board meeting.

Compensation Committee

The members of the Compensation Committee are:

Donald A. McAfee, Ph.D., Chairman

Samuel P. Sears, Jr.

James D. Causey

The Compensation Committee held four meetings in 2003. The Compensation Committee’s principal responsibilities include:

•	Making recommendations to the Board of Directors concerning executive management organization matters generally.

•	In the area of compensation and benefits, making recommendations to the Board of Directors concerning employees who are also directors of the Company, consult with the Chief Executive Officer on matters relating to other executive officers, and make recommendations to the Board of Directors concerning policies and procedures relating to executive officers; provided, however, that, the Committee shall have full decision-making powers with respect to compensation for executive officers to the extent such compensation is intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

•	Making recommendations to the Board of Directors regarding all contracts of the Company with any officer for remuneration and benefits (whether in the form of a pension, deferred compensation or otherwise) after termination of regular employment of such officer.

•	Making recommendations to the Board of Directors concerning policy matters relating to employee benefits and employee benefit plans, including incentive compensation plans and equity based plans.

•	Administering the Company’s formal incentive compensation programs, including equity based plans.

Audit Committee

The members of the Audit Committee are:

Samuel P. Sears, Jr., Chairman

James D. Causey

Peter C. Einselen

The Audit Committee held four meetings in 2003. The primary responsibility of the Audit Committee is to assist the Board of Directors in monitoring the integrity of the Company’s financial statements and the independence of its external auditors. The Company believes that each of the members of the Audit Committee are “independent” and Mr. Sears qualifies as an “audit committee financial expert” in accordance with applicable Nasdaq SmallCap Market listing standards. In carrying out its responsibility, the Audit Committee undertakes to do many things, including:

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statement of the corporation and its division and subsidiaries.

•	Meet with the independent auditors and management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company. The Committee elicits recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Committee emphasizes the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically reviews the Company’s policies to determine their adherence to the Company’s Code of Conduct.

•	Review the internal accounting function of the Company, the proposed audit plans for the coming year and the coordination of such plans with the Company’s independent auditors.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and contents of the financial statements to be presented to the shareholders.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial human resources and succession planning within the Company.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

Nominating Committee

The members of the Nominating Committee are:

Donald A. McAfee, Ph.D., Chairman

Peter C. Einselen

Samuel P. Sears, Jr.

The Nominating Committee had one meeting in 2003. All members of the Nominating Committee are independent, as such term is defined by the Nasdaq SmallCap Market listing standards. The Nominating Committee undertakes to:

•	Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next annual meeting of shareholders or at such other times when candidates surface and, in connection therewith, consider suggestions submitted by shareholders of the Company.

•	Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors.

•	Oversee the process of evaluation of the performance of the Company’s Board of Directors and committees.

•	Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees.

•	Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees.

•	Make recommendations to the Board of Directors concerning the composition, organization and operations of the Board of Directors and its committees.

•	Evaluate Board and committee tenure policies as well as policies covering the retirement or resignation of incumbent directors.

While the Nominating Committee has not determined specific, minimum qualifications that it believes must be met by a director nominee, it emphasizes certain qualities and skills including, but not limited to, independence, business, strategic and financial skills, as well as overall experience in the context of the needs of the Board of Directors as a whole. The Nominating Committee does not have a written charter.

The Nominating Committee will consider shareholder recommendations for nominees for director. Any shareholders interested in suggesting a nominee should follow the procedures outlined herein.

The Nominating Committee selected each of the nominees included for election in this Proxy Statement. James D. Causey and Peter C. Einselen are the nominees for election to the Board of Directors that are not currently directors standing for re-election. Mr. Causey and Mr. Einselen were recommended to the Nominating Committee by non-management directors.

Strategic Planning Committee

The members of the Strategic Planning Committee are:

Robert B. Harris, Ph.D., Chairman

Donald A. McAfee, Ph.D.

Thomas R. Reynolds

The Strategic Planning Committee met one time in 2003. The Strategic Planning Committee is responsible for developing, modifying, and monitoring the implementation of the Company’s long-term strategic plan.

The Board of Directors has determined to provide a process by which shareholders may communicate with the Board as a whole, a Board committee or individual director. Shareholders wishing to communicate with either the Board as a whole, a Board committee or an individual member may do so by sending a written communication addressed to the Board of Directors of the Company or to the committee or to an individual director, c/o Secretary, Commonwealth Biotechnologies, Inc., 601 Biotech Drive, Richmond, Virginia 23235. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the addressee not later than the next regular Board meeting.

Code of Conduct

The Board of Directors has adopted a Code of Conduct which is applicable to all directors and officers at the vice president level and above as well as certain other employees with control over accounting data. The Code of Conduct is available on the Corporation’s website at www.cbi-biotech.com.

MANAGEMENT

Directors and Executive Officers

The following table contains certain information relating to the executive officers of the Company as of the Record Date:

Name	Age	Position
Richard J. Freer, Ph.D.	61	Chairman, Chief Operating Officer and Director
Robert B. Harris, Ph.D.	52	President, Chief Executive Officer and Director
Thomas R. Reynolds	41	Senior Vice President, Secretary and Director
James H. Brennan	52	Controller

Business History of Executive Officers

For information as to the business history of Dr. Freer, Dr. Harris and Mr. Reynolds, see the section “Proposal One: Election of Directors” elsewhere in this Proxy Statement.

JAMES H. BRENNAN - Controller

Age - 52

Mr. Brennan became the Company’s Controller in December 1997. From 1996 to 1997, Mr. Brennan served as the Controller of Star Tobacco, a tobacco product manufacturer. From 1995 to 1996, he served as Controller of Delta Airport Consultants, an engineering firm. From 1994 to 1995, Mr. Brennan was the Controller for Herald Pharmacal, a manufacturer of skin care products. Mr. Brennan received a bachelor’s degree in Political Science from Mount St. Mary’s College and a master’s degree in Business Administration from Averett College.

PROPOSAL TWO:

APPROVAL OF THE FIRST AMENDMENT TO THE COMPANY’S 2002

STOCK INCENTIVE PLAN

The Board of Directors has adopted, subject to the approval of the shareholders, an amendment to the Company’s 2002 Stock Incentive Plan (the “Plan”) increasing the number of authorized shares under the Incentive Plan from 300,000 to 600,000 (the “Amendment”). The following summary is qualified in its entirety by the full text of the Plan, a copy of which is included as Exhibit A to this Proxy Statement and the Amendment, a copy of which is included Exhibit B to this Proxy Statement. You are encouraged to read the Plan and the Amendment carefully. Capitalized terms used in the summary are used as defined in the Plan.

Description of the Amendment

The Amendment provides for an increase in the number of shares of Common Stock reserved for issuance under the Plan from 300,000 to 600,000. This increase in the number of shares reserved for issuance is necessary to make available shares of Common Stock for issuance to the Company’s officers and employees to reward these individuals for their roles in the accomplishment of the Company’s long-term and short-term goals. The Plan is an essential part of the Company’s compensation and reward program for its officers and employees because awards under the Plan permit officers and employees to benefit from the Company’s continued growth. Accordingly, the Board of Directors believes that it is in the best interests of the Company to increase the number of shares authorized under the Plan to continue to provide officers and employees compensation and reward for their service to the Company.

Purpose

The purpose of the Plan is to promote the success of the Company by providing greater incentive to employees, directors and consultants to associate their personal interests with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operations largely depends. The Plan terminates on March 27, 2012, unless sooner terminated by the Board of Directors.

Administration

The Plan is administered by the Company’s Compensation Committee. The Committee has the power to select Plan participants and to grant stock options and stock awards on terms the Committee considers appropriate. In addition, the Committee has the authority to interpret the Plan, to adopt, amend or waive rules or regulations for the Plan’s administration, and to make all other determinations for administration of the Plan.

Stock Options

Stock options granted under the Plan may be incentive stock options or non-statutory stock options. A stock option entitles the employee to purchase shares of Common Stock at the option price. The Committee will fix the option price at the time the stock option is granted, but in the case of an incentive stock option the exercise price cannot be less than 100% of the shares’ fair market value on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder of the company, 110% of the shares fair market value on the date of grant). The value in incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the Plan or any other similar plan maintained by the Company is limited to $100,000. The option price may be paid in cash or with shares of Common Stock, or a combination of cash and Common Stock. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Committee, including the requirement that they will not be exercisable after ten years from the grant date.

Restricted Stock Awards

The Plan permits the grant of restricted stock awards (shares of Common Stock) to Plan participants. A restricted stock award may be, but is not required to be, forfeitable or otherwise restricted until certain conditions are satisfied. These conditions may include, for example, a requirement that the Plan participant complete a specified period of service or that certain objectives be achieved. Any restriction imposed on a restricted stock award will be determined by the Compensation Committee.

Transferability

In general, stock options and restricted stock awards granted may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution.

Shares Subject to the Plan

As proposed to be amended, up to 600,000 shares of Common Stock may be issued to Plan participants under the Plan. The maximum number of shares with respect to which stock options or restricted stock may be granted under the Plan in any calendar year to an employee is 50,000 shares. In general, if any stock option or restricted stock award granted terminates, expires or lapses for any reason other than as a result of being exercised, or if shares issued pursuant to the Plan are forfeited, the Common Stock subject to the stock option or restricted stock award will be available for further stock options and awards.

Changes in Capitalization and Similar Changes

In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization or otherwise, the aggregate number of shares of Common Stock reserved under the Plan, and the terms, exercise price and number of shares of any outstanding stock options or restricted stock awards will be equitably adjusted by the Committee in its discretion to preserve the benefits of the stock options and stock awards for Plan participants. For instance, a two-for-one stock split would double the number of shares reserved under the Plan. Similarly, for outstanding stock options it would double the number of shares covered by each stock option and reduce its exercise price by one-half.

Stock Price

On April     , 2004, the closing price of the Company’s Common Stock on the Nasdaq SmallCap Market was $         per share. Consequently, the aggregate market value of the securities underlying options granted pursuant to the Plan was approximately $        .

Vote Required

Approval of the Plan requires that more shares of Common Stock vote in favor of the Plan than against it.

Certain Federal Income Tax Consequences of the Plan

The federal income tax consequences under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Section 162(m) of the Code, as discussed in further detail below. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

Nonqualified Stock Options. For federal income tax purposes, the recipient of non-qualified stock options granted under the Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of non-qualified stock options the optionee will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of a share of Common Stock at the date of exercise.

Incentive Stock Options. An optionee generally will not recognize taxable income upon either the grant or exercise of an incentive stock option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee. Generally, upon the sale or other taxable disposition of the shares of Common Stock acquired upon exercise of an incentive stock option, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the incentive stock option or (b) one year from the date of exercise. If shares of Common Stock acquired upon exercise of the incentive stock option are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the incentive stock option exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If shares of Common Stock are disposed of before the expiration of the one-year and two-year periods specified above and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee’s ordinary income generally is limited to the excess, if any, of the amount realized in such disposition over the option exercise price paid. The Company (or other employer corporation) generally will be entitled to a tax deduction with respect to an incentive stock option only to the extent the optionee has ordinary income upon sale or other disposition of the shares of Common Stock acquired upon exercise of the option.

An option will only qualify as an incentive stock option to the extent that the aggregate fair market value of the shares with respect to which the option becomes exercisable for the first time in any calendar year is equal to or less than $100,000. For purposes of this rule, the fair market value of shares shall be determined as of the date the incentive stock option is granted. To the extent an incentive stock option is exercisable for shares in excess of this $100,000 limitation, the excess shares shall be taxable under the rules for “Nonqualified Stock Options,” described above.

Restricted Stock and Deferred Stock. A participant to whom restricted stock is issued will not have taxable income upon issuance and the Company will not then be entitled to a deduction, unless in the case of restricted stock an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by the Company, the participant will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. Similarly, when deferred stock vests and is issued to the participant, the participant will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date of issuance. The Code does not permit a Section 83(b) election to be made with respect to deferred stock.

Section 162(m). Under Section 162(m) of the Code, in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1 million in any one taxable year. However, under 162(m) of the Code, the deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. The Plan has been structured with the intent that options granted under the Plan may meet the requirements for “performance-based” compensation and Section 162(m) of the Code.

New Plan Benefits

For information regarding options and restricted stock awards granted to the Company’s executive officers, see the material under the heading “Executive Compensation”.

The number, amount and type of awards to be received by or allocated to eligible persons under the Plan cannot be determined at this time and the Administrator has not yet considered any other specific awards under the Plan.

The Compensation Committee believes stock option grants, restricted stock awards and the other forms of equity based compensation issuable under the Plan are an effective method of structuring compensation to focus on a longer term view of our performance and to help to ensure that the employees’ and the shareholders’ interests are aligned. Thus, in order to continue to provide proper incentives to the Company’s employees and to further align the interests of the employees with the Company’s shareholders, the Compensation Committee recommended the adoption of the Plan by the Board.

Under the Plan, the Company’s independent directors are eligible to receive nonqualified stock options in the discretion of the Compensation Committee.

Recommendation of the Board “For” This Proposal

The Board believes that the Plan will promote the Company’s interests and its shareholders and continue to enable the Company to attract, retain and reward persons important to its success and to provide incentives based on the attainment of corporate objectives and increases in stockholder value.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PLAN AMENDMENT.

PROPOSAL THREE:

APPROVAL OF THE CREATION OF BLANK CHECK PREFERRED STOCK

The Board of Directors of the Company adopted a resolution unanimously approving and recommending to the Company’s shareholders for their approval an amendment to the Company’s Articles of Incorporation to provide for the creation of a new class of 100,000 shares of what is commonly known as “blank check” preferred stock. If this resolution is approved by the shareholders, it will be effected by the filing of Articles of Amendment to the Company’s Articles of Incorporation (the “Amendment”), which will occur promptly after this Special Meeting. The following discussion is qualified in its entirety by reference to the text of the proposed Amendment attached to this proxy statement as Exhibit C.

The Board of Directors believes the creation of the preferred stock is in the best interests of the Company and its shareholders and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies, implementation of employee benefit plans, pursuit of financing opportunities and otherwise. The term “blank check” preferred stock refers to stock for which the designations, preferences, conversion rights, and cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof, are determined by the Board of Directors of a company.

As such, the Board of Directors of the Company will, in the event of the approval of this proposal by the Company’s shareholders, be entitled to authorize the creation and issuance of 100,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Board of Directors, with no further authorization by shareholders required for the creation and issuance of the preferred stock. Any preferred stock issued would have priority over the Common Stock upon liquidation and might have priority rights as to dividends, voting and other features. Accordingly, the issuance of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights, of the Common Stock.

Generally, except in connection with a stockholder rights or “poison pill” plan, preferred stock would be issued to investors in connection with raising additional equity capital, and would typically contain terms and conditions intended to protect the interests of investors. Such terms and conditions typically would include preference over the holders of Common Stock in the proceeds of a sale or liquidation of the Company (including the distribution of assets upon a sale of substantially all of its assets and businesses) and priority dividend rights (which may include cumulative dividends), and might include special voting rights, special conversion rights and redemption rights. Such rights, either alone or in combination under particular circumstances, can provide the holders of preferred stock with a disproportionate share of current distribution of earnings by way of dividends, or of the proceeds of a sale or liquidation, or disproportionate rights of approval with respect to certain kinds of transactions, compared to those of the holders of Common Stock.

The Board of Directors does not believe that the approval of this proposal will have an anti-takeover effect, and, as noted below, has represented that such preferred stock will not be issued for such purpose. The Board of Directors and management believe that it is in the best interests of the Company and its shareholders to have the flexibility to raise additional capital or to pursue acquisitions to support the Company’s business plan, including the ability to authorize and issue preferred stock having terms and conditions satisfactory to investors or to acquisition candidates, including preferred stock which contains some features which could be viewed as having an anti-takeover effect or a potentially adverse effect on the holders of Common Stock. The Board of Directors and management of the Company represent that they will not, without prior stockholder approval, issue any preferred stock (i) the principal intent of which is any defensive or anti-takeover purpose or (ii) to implement any stockholder rights plan. No preferred stock will be issued to any individual or group for the purpose of creating a block of voting power to support management on a controversial issue. While the Company may consider issuing preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, the Company presently has no agreements or understanding with any person to effect any such issuance, and the Company may never issue any preferred stock. Therefore, the terms of any preferred stock subject to this proposal cannot be stated or predicted with respect to any or all of the securities authorized.

VOTE REQUIRED

Approval of this proposal requires the affirmative vote of a majority of all of the outstanding shares of Common Stock present or represented and entitled to vote at the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL THREE.

PROPOSAL FOUR:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

McGladrey & Pullen, LLP, the Company’s former independent auditors, resigned as the Company’s independent accountants on May 28, 2003. The Audit Committee then retained BDO Siedman, LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2003.

During the two most recent fiscal years, there were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to McGladrey & Pullen’s satisfaction, would have caused McGladrey & Pullen to make reference to the subject matter of the disagreement(s) in connection with its report. The reports issued by McGladrey & Pullen, LLP on the Company did not contain any adverse opinion or disclaimer of opinion, but did contain an explanatory paragraph expressing uncertainty as to the registrant’s ability to continue as a going concern.

The Board is seeking stockholder approval of the Audit Committee’s selection of BDO Siedman, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2004. Virginia law, under which law the Company was incorporated, does not require the approval of the selection of independent auditors by the Company’s shareholders; however, in view of the importance of the financial statements to shareholders, the Board of Directors deems it desirable that the Company’s shareholders pass upon the selection of auditors. In the event that shareholders disapprove of the selection, the Audit Committee will consider the selection of other auditors.

A representative of BDO Siedman, LLP will be present at the Annual Meeting. The Company has been informed that the representative does not intend to make any statement to the shareholders at the Annual Meeting, but will be available to respond to appropriate questions from shareholders. The Company does not expect a representative of McGladrey & Pullen, LLP to be present at the Annual Meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities pertaining to the Company’s accounting, auditing and financial reporting processes. Management is responsible for establishing and maintaining the Company’s system of internal controls and preparing financial statements in accordance with accounting principles generally accepted in the United States of America.

In fulfilling its oversight responsibilities and in accordance with its written charter adopted by the Board of Directors, the Committee reviewed the audited financial statements in the Company’s Annual Report to Shareholders with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors matters required to be discussed by SAS 61 and the auditors’ independence from management and the Company, including the written disclosures and letter received from the independent auditors as required by the Independence Standards Board Standard No. 1 and the compatibility of their non-audit services with maintaining their independence.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Committee held four meetings during the fiscal year ended December 31, 2003.

In reliance on the reviews and discussions referred to in the foregoing paragraphs, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder ratification, the selection of BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

Samuel P. Sears, Jr., Chairman

James D. Causey

Peter C. Einselen

APPOINTMENT OF INDEPENDENT AUDITORS

During fiscal year 2002 and 2003, McGladrey & Pullen, LLP and BDO Seidman, LLP provided various audit, audit related and non-audit services to the Company as follows:

	2002		% of Total	2003	% of Total
McGladrey & Pullen, LLP

Audit Fees		$60,640	81.9	$6,605	51.5
Audit Related Fees		$—	—	$—	—
Tax Fees		$7,010	9.5	$5,275	41.1
All Other Fees(1)		$6,326	8.6	$948	7.4
McGladrey Total		$73,976	100	$12,828	100

BDO Seidman, LLP

Audit Fees	$	N/A		$45,000	91.8
Audit Related Fees	$	N/A		—	—
Tax Fees	$	N/A		$4,000	8.2
All Other Fees	$	N/A		—	—
BDO Total	$	N/A		$49,000	100

Total		$73,976		$61,826

(1)	Includes fees for tax return preparation and consultation, post audit and due diligence procedures related to registration statements and consultation on various matters. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.

BDO Seidman LLP

Pre-Approval Policy

The Audit Committee has considered whether the provision of non-audit services by the Company’s principal auditor is compatible with maintaining audit independence and determined that the principal auditor should not be engaged for non-audit services. The Audit Committee’s policy is to pre-approve all audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3 and 4 furnished to the Company under Rule 16a-3(e) promulgated under the Exchange Act, with respect to fiscal 2003, except as noted below, the Company is not aware of any director or executive officer of the Company who failed to file on a timely basis, as disclosed in such forms, reports required by Section 16(a) of the Exchange Act. Drs. Freer and Harris and Messrs. Reynolds and Brennan each failed to timely report one single transaction on Form 4. Mr. Causey failed to timely file a single transaction on Form 3. Such transactions have since been reported.

Certain Relationships and Related Transactions

In 2002, the Company completed a $302,000 private placement of Common Stock and warrants to purchase shares of Common Stock in a private placement. Each warrant has a five year term and a strike price of $0.90 per share. The following executive officers, directors and significant shareholders participated in the offering:

Name	Position	Investment	Shares Purchased	Warrants Purchased
Samuel P. Sears, Jr.	Director	$100,000	111,111	27,778
Peter C. Einselen	Director	$10,000	11,111	2,778
Juniper Trading Services, Inc.	Significant Shareholder	$100,000	111,111	27,778
Richard J. Freer, Ph.D.	Chairman, COO, Director	$8,000	8,889	2,222
James H. Brennan	Controller	$3,000	3,333	834

The Company believes that this transaction was made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors and principal shareholders will be approved in accordance with Virginia law by a majority of the Board of Directors, including a majority of the independent and disinterested directors of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Employment and Severance Agreements

On June 24, 1997, the Company entered into employment agreements with each of Dr. Freer, Dr. Harris and Mr. Reynolds. Each of these agreements has a term of five years and will be extended for successive one-year terms beginning on the first anniversary of its commencement, unless either the executive officer or the Company shall have given notice to the other of an election not to extend the term of the employment agreement. The employment agreements provide for base salaries of $165,000 for Dr. Freer and Dr. Harris and $120,000 for Mr. Reynolds, which are adjustable annually at the discretion of the Compensation Committee. Since the execution of the executive officers’ employment agreements in 1997, the Board of Directors has raised the executives’ salaries as follows: Dr. Freer - $181,500 (2003); Dr. Harris - $181,500 (2003) and Mr. Reynolds - $165,000 (2003). From November 2001 until November 2003, in an effort to conserve capital, the Board of Directors opted to defer a portion of the executives’ salaries. Currently, the Company’s executive officers have deferred the following amounts of salary: Dr. Harris - $51,299; Dr. Freer - $35,966 and Mr. Reynolds - $45,469. On November 16, 2003, the Company terminated this deferral arrangement upon the improvement of the Company’s financial condition.

In addition, the employment agreements provide the Company’s executive officers with annual bonuses equal to, in the aggregate, 15% of the Company’s pre-tax net income for the preceding fiscal year. Such bonuses will be paid within 30 days following the release of the Company’s annual audited financial statements. Under each of the employment agreements, the Company may terminate the executive officer’s employment at any time for “Cause” as such term is defined in the employment agreement, without incurring any continuing obligations to the executive officer. If the Company terminates an executive officer’s employment for any reason other than for “Cause” or if an executive officer terminates his or her employment for “Good Reason,” as such term is defined in the employment agreement, the Company will remain obligated to continue to provide the compensation and benefits specified in the executive officer’s employment agreement for the duration of what otherwise would have been the term of the employment agreement. In addition, each employment agreement contains non-competition provisions that prohibit each executive officer from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that these non-competition provisions are unenforceable or only partially enforceable.

As of December 1, 1997, the Company entered into an employment agreement with Mr. Brennan. The agreement has a term of one year and will be extended for successive one-year terms unless either Mr. Brennan or the Company shall give notice to the other of an election not to extend the term of the employment agreement. The employment agreement provides a base salary of $65,000 per year, which amount is adjustable by the Company from time to time. Since the execution of this agreement, the Board of Directors has raised Mr. Brennan’s salary to $100,000 (2002). In addition, Mr. Brennan’s employment agreement provides Mr. Brennan with an annual bonus equal to 0.5% of the Company’s pre-tax net income for the preceding fiscal year. The agreement also contains non-competition provisions that prohibit Mr. Brennan from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that these non-competition provisions are unenforceable or only partially enforceable.

The Company has entered into severance agreements with each of Dr. Freer, Dr. Harris and Mr. Reynolds. Each severance agreement (all of which are substantially similar) has an initial term of five years and will be extended for successive one-year periods beginning on the first anniversary of its commencement, unless either the executive officer or the Company shall have given notice to the other of an election not to extend the term of the severance agreement. If the employment of any of these executive officers is terminated (with certain exceptions) within 60 months following a “Change in Control,” as such term is defined in the severance agreement, the executive officer will be entitled to receive a cash payment equal to two times the annual salary for the most recent twelve-month period and three times the bonus paid with respect to such period. To the extent the aggregate benefits available to an executive officer, whether under his respective severance agreement or otherwise, exceed the limit of three times the executive’s average base compensation provided in Section 280G of the Internal Revenue Code of 1986, as amended, resulting in the executive officer incurring an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or any other taxes or penalties (other than ordinary income or capital gains taxes), the severance agreements require the Company to pay the executive officer an additional amount to cover any such excise taxes or penalties incurred. The Company will not be entitled to a deduction for the amount in excess of this limit.

As of April 10, 2000, the Company entered into a severance agreement with Mr. Brennan. This agreement has a term of one year and will be extended for successive one-year periods, unless either Mr. Brennan or the Company shall give notice to the other of an election not to extend the term of the severance agreement. If Mr. Brennan’s employment is terminated (with certain exceptions) within 60 months following a “Change in Control,” as such term is defined in the severance agreement, Mr. Brennan will be entitled to receive a cash payment equal to two times his annual salary at the rate in effect immediately prior to the termination.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning compensation paid or accrued by the Company in 2003 on behalf of (i) the Company’s Chairman of the Board and (ii) the three other executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 2003 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary (1)		Bonus ($)	Other Annual Compensation		Long Term Compensation
							Restricted Stock Awards ($)		Securities Underlying Options (#)
Richard J. Freer, Ph.D. Chairman of the Board and Chief Operating Officer	2003 2002 2001	181,500 181,500 181,500	(2)	— —	9,600 14,600 17,600	(3) (3) (3)	45,000 — —	(4)	10,000 11,029 48,000	(5)

Robert B. Harris, Ph.D. President and CEO	2003 2002 2001	181,500 181,500 181,500	(2)	— —	9,600 14,600 14,400	(3) (3) (3)	30,000 10,200 —	(4) (5)	10,000 — 48,000

Thomas R. Reynolds Senior Vice President	2003 2002 2001	165,000 165,000 165,000	(2)	— —	9,600 14,600 8,500	(3) (3) (3)	25,000 10,200 —	(4) (5)	10,000 — 48,000

James H. Brennan Controller	2003 2002 2001	104,640 100,000 100,000		— 11,300	9,600 12,600 6,000	(3) (3) (3)	4,167 — —	(4)	6,000 6,617 48,000	(5)

(1)	Does not include certain perquisites and other personal benefits, the amounts of which are not shown because the aggregate amount of such compensation during the year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer.
(2)	A portion of this salary was deferred as described herein.
(3)	Represents Director’s Fees and/or travel expenses paid by the Company.
(4)	In 2003, the Company granted either (i) options to purchase shares of Common Stock or (ii) shares of restricted stock in satisfaction of accrued, but unpaid salary. The value of the restricted stock so issued, as of the original grant date, is reflected in the table. The restricted shares issued to Dr. Freer vested April 6, 2003. The restricted shares issued to Dr. Harris and Messrs. Reynolds and Brennan vest on April 16, 2004.
(5)	In 2002, the Company granted either (i) options to purchase shares of Common Stock or (ii) shares of restricted Common Stock to the Company’s directors in satisfaction of accrued, but unpaid, directors’ fees. The value of the restricted stock so issued, as of the original grant date, is reflected in the table. The Company does not currently pay dividends or shares of its Common Stock. The shares and options are vested upon issuance. The aggregate number (and value) of outstanding restricted stock awards of each of the Named Executive Officers at December 31, 2003 was: Dr. Freer 29,145 ($93,555), Dr. Harris 26,930 ($86,445), Mr. Reynolds 23,692 ($76,051) and Mr. Brennan 2,699 ($8,664).

OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning the grant of options during fiscal 2003 to the Chief Executive Officer of the Company and other named executive officers whose compensation for fiscal 2003 is reported in the Summary Compensation Table under this caption “Executive Compensation.”

Name	Individual Grants
	Number of Securities Underlying Options Granted (#)	Percentage of Total Options Granted to Employees in Fiscal 2003(1)	Exercise or Base Price ($/Sh)(2)	Expiration Date
Richard J. Freer, Ph.D.	10,000	15.2%	$3.30	11/12/2013
Robert B. Harris, Ph.D.	10,000	15.2%	$3.30	11/12/2013
Thomas R. Reynolds	10,000	15.2%	$3.30	11/12/2013
James H. Brennan	6,000	9.1%	$3.30	11/12/2013

(1)	Based upon options to purchase an aggregate of 66,000 shares of Common Stock granted in fiscal 2003.
(2)	The exercise price was equal to 100% of the fair market value of the Common Stock at the date of grant as determined by the Compensation Committee at the time of grant.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

No options to purchase shares of the Common Stock were exercised by employees during fiscal 2003. The Company has never granted any stock appreciation rights.

The following table shows the fiscal year-end option values for the Chief Executive Officer of the Company and the other Named Executive Officers whose compensation for fiscal 2003 is reported in the Summary Compensation Table under this caption “Executive Compensation”.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In- The-Money Options at Year-End ($) (1) Exercisable/Unexercisable
Richard J. Freer, Ph.D.	—	—	148,861/5,394	20,404/0
Robert B. Harris, Ph.D.	—	—	122,963/5,394	0/0
Thomas R. Reynolds	—	—	90,459/0	0/0
James H. Brennan	—	—	68,697/0	12,781/0

(1)	The market value of the options on December 31, 2003 is based on the closing sale price of $3.21 per share on that date.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information concerning the Company’s equity compensation plans as of December 31, 2003.

	a	b	c
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category

Equity compensation plans approved by security holders	728,683	$5.03	168,126

Equity compensation plans not approved by security holders	0	0	0

Total	728,683	$5.03	168,126

Other Compensation

The Company currently has no pension plan in effect and, other than as may be granted under the Company’s stock incentive plans, has in effect no restricted stock plan, no stock appreciation rights nor any other long-term incentive plan under which grants or allocations may be made in the fiscal 2003 or thereafter.

Compensation of Directors

As of November 1, 2003, all non-employee directors will receive a fee of $2,500 for each regularly scheduled quarterly Board meeting attended (the “Director’s Fee”). In prior years, all directors received the Directors Fee for each quarterly Board meeting attended. As of November 2003, all employee directors are eligible to receive compensation for their services in the form of stock options. The amount and nature of such consideration will be reviewed annually by the Compensation Committee. In addition to the Director’s Fee, all directors receive reimbursement for travel and other related expenses incurred in attending Board meetings and committee meetings. Since November 2001, the Company’s directors have opted to defer cash payment of all Director’s Fees and travel reimbursements. In 2003, Mr. McAfee opted to receive options to purchase shares of Common Stock in lieu of $5,000 of accrued and unpaid Director’s Fees.

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

No member of the Compensation Committee of the Board of Directors is an officer or employee of the Company. No member of the Committee has a current or prior relationship and no officer who is a statutory insider of the Company has a relationship to any other company, in each case that is required to be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table lists the only persons believed by the Company to be the beneficial owners of more than five percent of the Company’s Common Stock outstanding as of April     , 2004. The dates applicable to the beneficial ownership indicated are set forth in the footnotes below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
James T. Martin (2)	629,604	21.7

(1)	Applicable percentages based on 2,668,951 shares outstanding on April , 2004. Also includes shares of Common Stock subject to options and warrants that may be exercised within 60 days of April , 2004. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding the shares, but are not deemed outstanding for purposes of computing the percentage of any other person. This table is based upon information supplied by officers, directors, and principal shareholders and Schedule 13Gs filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Mr. Martin’s address is Agano Island c/o Mainsail 11 Lulworth Lane, Pointe Shores, Pembroke Bermuda HMO5. The number of shares deemed to be beneficially held by Mr. Martin represents (i) 142,465 shares of Common Stock held by Mr. Martin; (ii) currently exercisable options held by Mr. Martin for 31,250 shares of Common Stock; (iii) 254,111 shares of Common Stock held by Juniper Trading Services, Inc.; and (iv) currently exercisable warrants held by Juniper Trading Services, Inc. to purchase an aggregate of 201,778 shares of Common Stock. Mr. Martin possesses total beneficial ownership of Juniper Trading Services, Inc. Juniper Trading Services, Inc.’s address is Compass Point Building, 9 Bermudiana Road, Hamilton, HM 11 Bermuda.

Security Ownership of Management

The following table lists share ownership of the Company’s Common Stock by directors and executive officers of the Company as of March 15, 2004. Unless otherwise indicated, share ownership is direct.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)(%)
Richard J. Freer, Ph.D. (2)	221,590	7.8
Robert B. Harris, Ph.D. (3)	170,581	6.1
Thomas R. Reynolds (4)	100,601	3.7
James H. Brennan (5)	72,696	2.7
Samuel P. Sears, Jr. (6)	166,476	6.2
Donald A. McAfee, Ph.D. (7)	26,029	1.0
Peter C. Einselen (8)	38,814	1.5
James D. Causey (9)	5,000	*

All directors and executive officers as a group (8 persons) (10)	801,787	25.5%

*	Less than 1%
(1)	Applicable percentages are based on 2,668,951 shares outstanding on April , 2004. Also includes shares of Common Stock subject to options and warrants that may be exercised within 60 days of April , 2004. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table. This table is based upon information supplied by officers, directors, and principal shareholders and Schedule 13Gs filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Dr. Freer’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Dr. Freer includes currently exercisable options to purchase an aggregate of 132,755 shares of Common Stock and warrants to purchase an aggregate of 31,169 shares of Common Stock.
(3)	Dr. Harris’ address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Dr. Harris includes currently exercisable options to purchase an aggregate of 90,513 shares of Common Stock and warrants to purchase an aggregate of 28,947 shares of Common Stock.

(footnotes continued on next page)

(footnotes continued from previous page)

(4)	Mr. Reynolds’ address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Reynolds includes currently exercisable options to purchase an aggregate of 56,609 shares of Common Stock and warrants to purchase an aggregate of 13,158 shares of Common Stock.
(5)	Mr. Brennan’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Brennan includes currently exercisable options to purchase an aggregate of 62,080 shares of Common Stock and warrants to purchase an aggregate of 834 shares of Common Stock. Of such shares, 550 shares are held by Mr. Brennan’s son, and Mr. Brennan disclaims beneficial ownership thereof.
(6)	Mr. Sears’ address is 35 Elm Street, Dennis, Massachusetts 02638. The number of shares deemed to be beneficially held by Mr. Sears includes currently exercisable options to purchase an aggregate of 26,029 shares of Common Stock.
(7)	Dr. McAfee’s address is 2028 Dabney Road, Suite E-17, Richmond, Virginia 23230. The number of shares deemed to be beneficially held by Dr. McAfee represents currently exercisable options to purchase an aggregate of 26,029 shares of Common Stock.
(8)	Mr. Einselen’s address is c/o Anderson & Strudwick, Inc., 707 East Main Street, 20th Floor, Richmond, Virginia 23219. The number of shares deemed to be beneficially held by Mr. Einselen includes currently exercisable options to purchase an aggregate of 7,778 shares of Common Stock.
(9)	Mr. Causey’s address is 310 Hawk Wine Drive, Manakin-Sabot, Virginia 23103. The number of shares deemed to be beneficially held by Mr. Causey represents currently exercisable options to purchase an aggregate of 5,000 shares of Common Stock.
(10)	Includes currently exercisable options and warrants to purchase an aggregate of 480,901 shares of Common Stock within 60 days of April , 2004.

OTHER MATTERS COMING BEFORE THE ANNUAL MEETING

As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented to the Annual Meeting other than the three proposals set forth in the attached Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the holder of the management proxies will vote thereon in their discretion.

MISCELLANEOUS

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company will reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

If a shareholder wishes to have a proposal considered for inclusion in the Company’s proxy materials for the 2005 Annual Meeting of Shareholders, the proposal must comply with the Securities and Exchange Commission’s proxy rules, be stated in writing and be submitted on or before December 11, 2004. Any proposals should be mailed to the Company at 601 Biotech Drive, Richmond, Virginia 23235, Attention: Thomas R. Reynolds, Secretary.

In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, even if a proposal is not to be included in the Company’s proxy statement, the Company’s Bylaws provide that the shareholder must give timely notice in writing to the Secretary of the Company not later than 90 days prior to the annual meeting. As to each matter, the notice must contain (i) a brief description of the business to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for addressing it at the annual meeting (ii) the name of, record address of, and class and number of shares beneficially owned by the shareholder proposing such business and (iii) any material interest of the shareholder in such business.

The Company’s Bylaws provide that a shareholder of the Company entitled to vote for the election of directors may nominate persons for election to the Board of Directors by mailing written notice to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is given to shareholders. Any such shareholder’ notice shall include (a) the name and address of the shareholder and of each person to be nominated, (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, and (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by the shareholder, (d) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (e) the consent of each nominee to serve as a director of the Company if so elected.

A copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 was mailed to all shareholders on or about March 30, 2004.

By Order of the Board of Directors,

/s/ Thomas R. Reynolds
Thomas R. Reynolds, Secretary

April 15, 2004

Exhibit A

COMMONWEALTH BIOTECHNOLOGIES, INC.

2002 STOCK INCENTIVE PLAN

1. Purpose and Effective Date.

(a) The purpose of the Commonwealth Biotechnologies, Inc. 2002 Stock Incentive Plan (the “Plan”) is to further the long term stability and financial success of Commonwealth Biotechnologies, Inc. (the “Company”) by attracting and retaining personnel, including employees, directors and consultants, through the use of stock incentives. The Company believes that ownership of Company Stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business and will further the identification of those persons’ interests with the interests of the Company’s shareholders.

(b) The Plan was adopted by the Board of Directors of the Company on March 27, 2002, and shall become effective as of March 27, 2002, subject to the approval of the Plan by the Company’s shareholders.

2. Definitions.

(a) Act. The Securities Exchange Act of 1934, as amended.

(b) Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock.

(c) Award. The award of an Option or Restricted Stock under the Plan.

(d) Board. The Board of Directors of the Company.

(e) Cause. Dishonesty, fraud, misconduct, gross incompetence, gross negligence, breach of a material fiduciary duty, material breach of an agreement with the Company, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Committee, which determination shall be binding.

(f) Change of Control.

(i) The Acquisition by any Person (as defined below) of beneficial ownership of 50% or more of the then outstanding shares of Common Stock of the Company;

(ii) Individuals who constitute the Board on the effective date of this Plan (the “Incumbent Board”) cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 promulgated under the Act);

(iii) Approval by the shareholders of the Company of a reorganization, merger, share exchange or consolidation (a “Reorganization”), provided that shareholder approval of a Reorganization will not constitute a Change of Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

(x) no Person beneficially owns 20% or more of either (1) the then outstanding shares of Common Stock of the corporation resulting from the transaction or (2) the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; and

(y) at least a majority of the members of the board of directors of the corporation resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization.

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, or of the sale or other disposition of all or substantially all of the assets of the Company.

(v) For purposes of this Section 2(f), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Act.

(vi) Neither the sale of Company Stock in an initial public offering nor any restructuring of the Company or its Board in contemplation of or as a result of an initial public offering shall constitute a Change of Control for purposes of this Plan.

(g) Code. The Internal Revenue Code of 1986, as amended.

(h) Committee. The Committee appointed to administer the Plan pursuant to Plan Section 15, or if no such Committee has been appointed, the Board.

(i) Company. Commonwealth Biotechnologies, Inc., a Virginia corporation.

(j) Company Stock. The Common Stock, without par value per share, of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 12 below), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(k) Consultant. A person or entity rendering services to the Company who is not an “employee” for purposes of employment tax withholding under the Code.

(l) Date of Grant. The effective date of an Award granted by the Committee.

(m) Disability or Disabled. As to an Incentive Stock Option a Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(n) Fair Market Value.

(i) If the Company Stock is listed on any established stock exchange or quoted on the NASDAQ stock market system, its Fair Market Value shall be the closing price for such Stock on the Date of Grant as reported by such exchange or the NASDAQ stock market system, or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock was traded.

(ii) If the Company Stock is not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

(iii) Fair Market Value shall be determined as of the Date of Grant specified in the Award.

(o) Incentive Stock Option. An Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(p) Nonstatutory Stock Option. An Option that does not meet the requirements of Code Section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

(q) Option. A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(r) Participant. Any individual who is granted an Award under the Plan.

(s) Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 8 below.

(t) Rule 16b-3. Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

(u) 10% Shareholder. A person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3. General.

Awards of Options or Restricted Stock may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock.

Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 300,000 shares of Company Stock, which may include authorized, but unissued, shares. Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on Restricted Stock awarded under the Plan may again be subjected to an Award under this Plan. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall include the number of shares surrendered by a Participant or retained by the Company (a) in connection with the exercise of an Option or (b) in payment of Applicable Withholding Taxes.

5. Eligibility.

(a) Any employee of, director of, or Consultant to the Company (including an employee of, director of, or consultant to an affiliate of the Company) who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 14, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

(b) The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(c) Non-employee directors and Consultants shall not be eligible to receive the Award of an Incentive Stock Option.

(d) The maximum number of shares with respect to which an Award may be granted in any calendar year to any employee during such calendar year shall be 50,000 shares.

6. Stock Options.

(a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options,

and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

(b) The Committee shall establish the exercise price of Options. The exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant. The exercise price of Nonstatutory Stock Option Awards intended to be performance-based for purposes of Code Section 162(m) shall not be less than 100% of the Fair Market Value of such shares on the Date of Grant.

(c) Subject to subsection (d) below, Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change of Control as the Committee deems appropriate.

(d) The Committee shall establish the term of each Option in the Participant’s stock option agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option agreement, after the termination of the Participant’s employment. The Committee shall set forth in the Participant’s stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided however that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.

(e) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any parent or subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(f) If a Participant dies and if the Participant’s stock option agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the personal representative of the Participant’s estate during the time period specified in the stock option agreement.

(g) If a Participant’s employment or services is terminated by the Company for Cause, the Participant’s Options shall terminate as of the date of the misconduct.

7. Method of Exercise of Options.

(a) Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), or (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes. Unless otherwise specifically provided in the Option, any payment of the exercise price paid by delivery of Company Stock acquired directly or indirectly from the Company shall be paid only with shares of Company Stock that have been held by the Participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws. The Company may require of the Participant a customary indication of his or her investment intent. A Participant shall not possess shareholder rights with respect to shares acquired upon the exercise of an Option until the Participant has made any required payment, including payment of Applicable Withholding Taxes, and the Company has issued a certificate for the shares of Company Stock acquired.

(c) Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

8. Restricted Stock Awards.

(a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject. Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b) The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance or Change of Control acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company’s achievement of established performance objectives. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c) The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance goals, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change of Control.

(d) A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award agreement. If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock.

9. Applicable Withholding Taxes.

Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

10. Nontransferability of Awards.

(a) In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

(b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

11. Termination, Modification, Change.

If not sooner terminated by the Board, this Plan shall terminate at the close of business on March 27, 2012. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, unless authorized by the Company’s shareholders, no change shall be made that (a) increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 12), (b) expands the class of persons eligible to receive Awards, (c) materially increases the benefits accruing to Participants under the Plan, or (d) otherwise requires shareholder approval under the Code, Rule 16b-3, or the rules of a domestic exchange on which Company Stock is traded. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him.

12. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of Common Stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b) In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a person other than the Company or a subsidiary shares of stock in any corporation (a “Spinoff Company”) which, immediately before the distribution or sale, was a majority owned Subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company’s shareholders and the Participants in the businesses operated by the Spinoff Company. The Committee’s determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

(d) To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 13 to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not less than the Award’s aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

13. Change of Control.

In the event of a Change of Control of the Company, the Committee may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to the following:

(a) At the time the Award is made, provide for the acceleration of the vesting schedule relating to the exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date initially fixed by the Committee.

(b) Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant’s rights had such Award been currently exercisable or payable.

(c) Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control provided, however, that to the extent required to avoid a charge to earnings for financial accounting purposes, such adjustments shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not less than the Award’s aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced; or

(d) Cause any such Award then outstanding to be assumed, or new rights substituted therefore by the acquiring or surviving corporation in such Change of Control.

14. Administration of the Plan.

(a) The Plan shall be administered by the Committee, who shall be appointed by the Board. If no Committee is appointed, the Plan shall be administered by the Board. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board. Awards that are intended to be performance-based for purposes of Code section 162(m) shall be made by a Committee, or subcommittee of the Committee, comprised solely of two or more “outside directors” as that term is defined for purposes of Code section 162(m).

(b) The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) whether a Change of Control exists, (ix) factors relevant to the lapse of restrictions on Restricted Stock or Options, (x) when Options may be exercised, (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.

(c) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant’s rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

(d) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(e) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

15. Notice.

All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically, or mailed first class, postage prepaid, as follows: (a) if to the Company-at its principal business address to the attention of the Secretary; (b) if to any Participant-at the last address of the Participant known to the sender at the time the notice or other communication is sent.

16. Interpretation and Governing Law. The terms of this Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the State of Virginia. The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable, they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

IN WITNESS WHEREOF, our Company has caused this Plan to be adopted this 27th day of March, 2002.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer
Title: Chairman

Exhibit B

COMMONWEALTH BIOTECHNOLOGIES, INC.

AMENDMENT

TO

2002 STOCK INCENTIVE PLAN

This Amendment (“Amendment”) to the Commonwealth Biotechnologies, Inc. 2002 Stock Incentive Plan, as amended (the “Plan”), amends the Plan effective as of such time as this Amendment is approved by the shareholders of the Company. Capitalized terms not otherwise defined herein will have the meaning ascribed to such terms in the Plan.

1. Section 4 of the Plan is amended and restated to read in its entirety as follows:

4. Stock. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 600,000 shares of Company Stock, which may include authorized, but unissued, shares. Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on Restricted Stock awarded under the Plan may again be subjected to an Award under this Plan. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall include the number of shares surrendered by a Participant or retained by the Company (a) in connection with the exercise of an Option or (b) in payment of Applicable Withholding Taxes.

2. This Amendment does not supersede the terms and conditions of the Plan, except to the extent expressly described herein and the Plan, as amended hereby, shall remain in full force and effect as so amended.

IN WITNESS WHEREOF, this Amendment is executed as of                     , 2004.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:
Robert B. Harris, Ph.D.
Chief Executive Officer and President

B-1

Exhibit C

Proposed Amendment to the Company’s Amended and Restated Articles of Incorporation

Article III will be replaced in its entirety with the following:

III.

1. The Corporation shall have authority to issue up to 10,000,000 shares of Common Stock, without par value per share (“Common Stock”). The rights, preferences, voting powers, qualifications, limitations and restrictions of the Common Stock shall be as follows:

(a) Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of the Corporation’s shareholders. The holders of the Common Stock shall, to the exclusion of the holders of the Preferred Stock (as defined below), have the sole and full power to vote for the election of directors and for all other purposes without limitation except (i) as otherwise recited or provided in these Articles of Incorporation applicable to the Preferred Stock, (ii) with respect to a class or series of Preferred Stock, as shall be determined by the Board of Directors pursuant these Articles and (iii) with respect to any voting rights provided by law.

(b) Except as otherwise provided in these Articles applicable to the Preferred Stock, or otherwise, as they may hereafter be amended:

(i) Any corporate action, except the election of directors, an amendment or restatement of these Articles, a merger, a statutory share exchange, the sale or other disposition of all or substantially all the Corporation’s assets otherwise than in the usual and regular course of business, or dissolution shall be approved at a meeting at which a quorum of the Corporation’s shareholders is present if the votes cast in favor of the action exceed the votes cast against the action;

(ii) Directors shall be elected by a plurality of the votes cast by the holders of the Common Stock entitled to vote in the election at a meeting at which a quorum is present;

(iii) An amendment or restatement of these Articles other than an amendment or restatement described, or involved in a transaction described in Subsection (iv), (v) or (vi) of this Section shall be approved by a majority of the votes entitled to be cast by the holders of the Common Stock;

(iv) Any transaction with the Corporation or any subsidiary that constitutes or involves an affiliated transaction, as defined in Section 13.1-725 of the Virginia Stock Corporation Act, as in effect on the effective date of these Articles, shall be approved by at least two-thirds of the votes entitled to be cast by the holders of the Common Stock;

(v) A merger, statutory share exchange, sale or other disposition of all or substantially all the Corporation’s assets otherwise than in the usual and regular course of business, or dissolution shall be approved by at least two-thirds of the votes entitled to be cast by the holders of the Common Stock entitled to vote on such transactions;

(vi) An amendment to these Articles that amends or affects the classification of the Board of Directors provided in Section 1 of Article V hereof shall be approved by at least two-thirds of the votes entitled to be cast by the holders of the Common Stock.

For the purposes of Subsection (iv) of this Section, a transaction shall not constitute an affiliated transaction if it is with an interested shareholder, as defined in Section 13.1-725 of the Virginia Stock Corporation Act, as in effect on the effective date of these Articles: (i) who has been an interested shareholder continuously or who would have been such but for the unilateral action of the Corporation since the later of (A) the date on which the Corporation first had 300 shareholders of record or (B) the date such person became an interested shareholder with the prior or contemporaneous approval of a majority of the disinterested directors as defined in Section 13.1-725 of the Virginia Stock Corporation Act, as in effect on the effective date of these Articles; (ii) who became an interested shareholder as a result of acquiring shares from a person specified in Subdivision (i) or Subdivision (ii) of this Subsection by gift, testamentary bequest or the laws of descent and distribution or in a transaction in which consideration was not exchanged and who continues thereafter to be an interested shareholder, or who would have so continued but for the unilateral action of the Corporation, (iii) who became an interested shareholder inadvertently or as a result of the unilateral action of the Corporation and who, as soon as practicable thereafter, divested beneficial ownership of sufficient shares so that such person ceased to be an interested shareholder, and who would not have been an interested shareholder but for such inadvertence or the unilateral action of the Corporation; or (iv) whose acquisition of shares making such person an interested shareholder was approved by a majority of the disinterested directors.

(c) Dividends may be paid upon the Common Stock out of any assets of the Corporation available for dividends remaining after full dividends on the outstanding Preferred Stock (as defined below) at the dividend rate or rates therefor, together with the full additional amount required by any participation right, with respect to all past dividend periods and the current dividend period shall have been paid or declared and set apart for payment and all mandatory sinking funds payment that shall have become due in respect of any series of the Preferred Stock shall have been made.

2. The number of shares of preferred stock which the Corporation shall have the authority to issue shall be 100,000 shares, without par value per share (“Preferred Stock”).

(a) The Board of Directors is hereby empowered to cause any class of the Preferred Stock of the Corporation to be issued in series with such of the variations permitted by Subdivisions (i) - (xi) of this Section below, as shall be determined by the Board of Directors. The shares of Preferred Stock of different classes or series may vary as to:

(i) the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof;

(ii) whether the shares of such class or series shall have voting rights in addition to any voting rights provided by law, and if so, the terms of such voting rights, which (x) may be general or limited, and (y) may permit more than one vote per share;

(iii) the rate or rates (which may be fixed or variable) at which dividends, if any, are payable on such class or series, whether any such dividends shall be cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of such class;

(iv) whether the shares of such class or series shall be subject to redemption by the Corporation, and if so, the times, prices and other conditions of such redemption;

(v) the amount or amounts payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of, the Corporation;

(vi) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund, and if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of such class or any other securities (including Common Stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(viii) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of such class;

(ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of such class or of any other class;

(x) the ranking (be it pari passu, junior or senior) of each class or series as to the payment of dividends, the distribution of assets and all other matters; and

(xi) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the Commonwealth of Virginia.

(b) In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of the Preferred Stock the full preferential amounts to which they are respectively entitled under the provisions of these Articles of Incorporation applicable to the Preferred Stock, the holders of the Preferred Stock shall have no claim to any of the remaining assets of the Corporation.

(c) The powers, preferences and relative, participating, option and other special rights of each class or series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes and series at any time outstanding. All shares of Preferred Stock of each series shall be equal in all respects.

3. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay in full all amounts to which the holders of Preferred Stock and any other stock of any class ranking on a parity as to liquidation preference are entitled, the amount available for distribution to shareholders shall be shared by the holders of all such classes and any series thereof pro rata according to the preferential amounts to which the shares of each such series or class are entitled. For the purposes of this Section 3, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution, or winding up of the Corporation.

4. Any and all shares of Preferred Stock and Common Stock of the Corporation, at the time authorized but not issued and outstanding, may be issued and disposed of by the Board of Directors of the Corporation in any lawful manner, consistently, in the case of shares of Preferred Stock, with the requirements set forth in the provisions of these Articles of Incorporation applicable to the Preferred Stock, at any time and from time to time, for such considerations as may be fixed by the Board of Directors of the Corporation.

5. No holder of shares of any class of stock of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights or options to purchase any such shares, except as may be provided for in any written agreement entered into by the Corporation with any such holder or holders of shares. 6. Any class of stock of the Corporation shall be deemed to rank — (a) prior to another class either as to dividends or upon liquidation, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class; (b) on a parity with another class either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof are different from those of such others, if the holders of such class of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or prices, without preference or priority one over the other with respect to the holders of such other class; and (c) junior to another class either as to dividends or upon liquidation, if the rights of the holders of such class shall be subject or subordinate to the rights of the holders of such other class in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be.

ANNUAL MEETING OF SHAREHOLDERS

May 15, 2003

The undersigned hereby appoints Richard J. Freer, Ph.D. and Robert B. Harris, Ph.D., or either of them, with power of substitution, as proxies to vote all stock of Commonwealth Biotechnologies, Inc. (the “Company”) owned by the undersigned at the Annual Meeting of Shareholders to be held on May 14, 2004, at 11:00 a.m. at 601 Biotech Drive, Richmond, Virginia, and any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the meeting.

1.	☐	FOR the election as director of all nominees listed: Thomas R. Reynolds (Class I), James D. Causey (Class I) and Peter C. Einselen (Class II) (except as marked to the contrary below).

	☐	WITHHOLD AUTHORITY to vote for all nominees listed: Thomas R. Reynolds (Class I), James D. Causey (Class I) and Peter C. Einselen (Class II) (except as marked to the contrary below).

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEES, WRITE THE APPLICABLE NAME(S) IN THE SPACE PROVIDED BELOW:

2.	☐	To approve an amendment to the Company’s 2002 Stock Incentive Plan increasing the total number of shares of the Company’s Common Stock, without par value per share (the “Common Stock”), authorized for issuance by 300,000 shares, so that the total number of shares of Common Stock authorized for issuance under the plan will be 600,000 shares.

3.		To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to authorize a new class of undesignated preferred stock, without par value per share, consisting of 100,000 shares of preferred stock.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.		To ratify the appointment of BDO Seidman, LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2003.

☐ FOR ☐ AGAINST ☐ ABSTAIN

IN THEIR DISCRETION, THE PROXIES NAMED ABOVE MAY VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY MUST BE DATED AND SIGNED. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted (i) FOR the two nominees as Class I Directors and the one nominee as a Class II Director of the Company; and (ii) FOR the proposal to ratify the appointment of BDO Seidman, LLP as independent public accountants of the Company for the fiscal year ended December 31, 2004.

Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability entity, please sign in full name such entity by authorized person.

Dated: , 2004

Signature of Shareholder

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.